UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

DELEK US HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 24, 2009, the registrant, Delek US Holdings, Inc. (“Delek”), entered into an agreement (the “Agreement”) effective June 23, 2009 with Bank Leumi USA (“Leumi”). Among other things, the Agreement:

(i)	extends the maturity date of Delek’s $30 million promissory note with Leumi dated July 27, 2006 (the “2006 Note”) from July 27, 2009 to January 3, 2011;

(ii)
requires Delek to make quarterly principal amortization payments of $2 million beginning April 1, 2010 under the 2006 Note and $1 million beginning July 1, 2010 under the $20 promissory note with Leumi dated May 12, 2008 (the “2008 Note”);

(iii)	amends certain financial and non-financial covenants under the 2006 Note and the 2008 Note; and

(iv)	increases the interest rate spread under the 2006 Note and imposes a 4.5% minimum per annum rate of interest under the 2006 Note and 2008 Note.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2009	DELEK US HOLDINGS, INC.

By: /s/ Ezra Uzi Yemin
Name: Ezra Uzi Yemin
Title: President and Chief Executive Officer